THIS OPTION AND THE SHARES OF PREFERRED STOCK AND WARRANTS ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY OPTION ISSUED IN EXCHANGE FOR THIS OPTION OR ANY SHARES OF PREFERRED STOCK AND WARRANTS ISSUABLE UPON EXERCISE OF THIS OPTION.

                              UNIT PURCHASE OPTION

                                       OF

                               EB2B COMMERCE, INC.

No. UPO-1

     This is to Certify That, FOR VALUE RECEIVED, [Commonwealth Associates, L.P.] [Gruntal & Co., LLC], or its respective assigns (the "Holder"), is entitled to purchase, subject to the provisions of this option (this "Option"), from EB2B Commerce, Inc., a New Jersey corporation (the "Company"), up to ___________ (________) units ( the "Units"), each Unit consisting of 10,000 shares (the "Preferred Shares") of the Company's series C convertible preferred stock (the "Preferred Stock") and 200,000 common stock purchase warrants (the "Warrants") in the form attached hereto as Appendix A, for a purchase price of $100,000 per Unit (the "Exercise Price"). The Holder may exercise this Option at any time from the date hereof through April 16, 2006 (the "Exercise Period").

     This Option, together with options of like tenor, constituting in the aggregate options (the "Options") to purchase up to ____ Units (the "Option Units") was originally issued pursuant to an agency agreement (the "Agency Agreement") between the Company and Commonwealth Associates, L.P. and Gruntal & Co., LLC (together, the "Placement Agents") in connection with a private placement of the Company's securities (the "Private Placement") through the Placement Agents pursuant to the terms of a confidential term sheet dated April 4, 2001 (the "Term Sheet"). Except as specifically otherwise provided herein, the Preferred Shares and the Warrants issuable upon exercise of this Option shall have the same terms and conditions as described in the Term Sheet-- The Preferred Shares shall be governed by the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (the "Designation") filed in connection with, and the Warrants shall be governed by the Warrant Agreement among the Company, American Stock Transfer & Trust Company and the Placement Agents (the "Warrant Agreement") executed in connection with, the Private Placement.

          1. EXERCISE OF OPTION.

             (a) This Option may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Option may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form attached hereto as Annex A duly executed and accompanied by payment of the Exercise Price for the number of Option Units specified in such form. As soon as practicable after each such exercise of the Options, but not later than seven (7) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificate for the Preferred Shares and Warrants comprising the Option Units issuable upon such exercise, registered in the name of the Holder or its designee. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Units purchasable thereunder. Upon receipt by the Company of this Option at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Preferred Shares and Warrants issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Preferred Shares and Warrants shall not then be physically delivered to the Holder.

             (b) At any time during the Exercise Period, the Holder may, at its option, exercise this Option on a cashless basis by exchanging this Option, in whole or in part (an "Option Exchange"), into the number of Option Units determined in accordance with this Section 1(b), by surrendering this Option at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Option Units for which this Option is to be exchanged and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Preferred Shares and Warrants issuable upon such Option Exchange and, if applicable, a new option of like tenor evidencing the balance of the Option Units remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Option Units equal to (i) the number of Option Units specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Option Units equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by
(B) the aggregate current market value of all of the Preferred Shares and Warrants which comprise a Unit. Current market value shall have the meaning set forth Section 3 below except that for purposes hereof, the date of exercise, as used in such Section 3, shall mean the Exchange Date.

          2.  RESERVATION  OF SHARES.  The Company  covenants and agrees that
(i) the Preferred Shares that may be issued upon exercise of this Option and (ii) the Common Stock that may be issued upon conversion of the Preferred Shares and exercise of the Warrants comprising the Option Units will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Preferred Stock and exercise of the Warrants included in the Option Units.

          3. FRACTIONAL SHARES. No fractional shares of Preferred Stock or Warrants or script representing fractional shares shall be issued upon the exercise of this Option. With respect to any fraction of a Preferred Share or Warrant called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

             (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, (i) the current market value of a share of Preferred Stock shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Option or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market (the "Exchange Sale Price"), in either case multiplied by the number of shares of Common Stock into which a share of Preferred Stock is then convertible and (ii) the current market value of a Warrant shall be the difference between the Exchange Sale Price and the then exercise price of a Warrant multiplied by the number of shares of Common Stock for which a Warrant is then exercisable; or

             (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, (i) the current market value of a share of Preferred Stock shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board on the last business day prior to the date of the exercise of this Option (the "SmallCap Sale Price"), in either case multiplied by the number of shares of Common Stock into which a share of Preferred Stock is then convertible and (ii) the current market value of a Warrant shall be the difference between the SmallCap Sale Price and the then exercise price of a Warrant multiplied by the number of shares of Common Stock for which a Warrant is then exercisable; or


             (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value of a share of Preferred Stock and Warrant shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF OPTION. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Option Units purchasable hereunder. Upon surrender of this Option to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be canceled. This Option may be divided or combined with other options which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term
"Option" as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          5. RIGHTS OF THE HOLDER. This Option shall not entitle the Holder to any voting rights or any other rights, or subject the Holder to any liabilities, as a stockholder of the Company.

          6. ANTI-DILUTION PROVISIONS. The number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock included in the Option Units and the conversion price of the Preferred Stock shall be subject to adjustment in accordance with Section 6 of the Designation, which
Section 6 is incorporated herein by reference in its entirety. The number of shares of Common Stock issuable upon exercise of the Warrants included in the Option Units and the exercise price of such Warrants shall be subject to adjustment from time to time in accordance with the terms set forth in Section 8 of the Warrant Agreement, which Section 8 is incorporated herein by reference in its entirety.

          7. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional Option Units, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of an Option executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

          8. NOTICES TO OPTION HOLDERS. So long as this Option shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common or Preferred Stock or (ii) if the Company shall offer to the holders of Common or Preferred Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common or Preferred Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          9.   RECLASSIFICATION,   REORGANIZATION   OR   MERGER.   In   case  of
any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock of the class issuable upon exercise of this Option) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Option at any time prior to the expiration of the Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of Preferred Shares and Warrants which might have been purchased upon exercise of this Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          10. REGISTRATION RIGHTS.

             (a) The Company hereby agrees to use its best efforts to file a registration statement with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares comprising the Option Units and the shares of Common Stock issuable upon exercise of the Warrants comprising the Option Units (collectively, the "Reserved Shares") within three months after the initial closing of the Private Placement (the "Initial Closing") and shall use its best efforts to cause such registration statement to become effective as soon as practicable and within two months thereafter. In the event that the Company's registration statement has not been declared effective by the SEC within six months following the date of the Initial Closing or if the registration statement has been suspended beyond periods mutually agreed upon by the Company and Commonwealth, then the conversion price of the Preferred Shares and the exercise price of the Warrants shall be reduced by 5% for each month or portion thereof that such registration statement is not effective or has been suspended until such time as the registration statement is declared effective or the suspension ceases and the prospectus may be used.

             The obligation of the Company under this Section 10(a) shall be limited to one registration statement and will apply to all Reserved Shares prior to acquisition of the Option Units issuable upon exercise of the Option and even though the Holder has not given notice of exercise of this Option or the underlying Warrants or conversion of the underlying Preferred Shares.

             (b) At any time commencing six months after the Initial Closing, if the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Options, the Option Units, the Preferred Shares, the Warrants and the Reserved Shares. Upon the written request from any of such holders (the "Requesting Holders"), within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Reserved Shares to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Reserved Shares to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 10(b) shall be underwritten in whole or in part, the Company may require that the Reserved Shares requested for inclusion pursuant to this Section 10(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Reserved Shares originally covered by a request for registration (the "Requested Stock") would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

          The obligation of the Company under this Section 10(b) shall not apply to Reserved Shares that at such time are eligible for immediate resale pursuant to Rule 144(k) under the Act.

          The Holder may, at its option request the registration of the Reserved Shares in a registration statement made by the Company as contemplated by this Section 10(b) prior to acquisition of the Option Units issuable upon exercise of the Option and acquisition of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants comprising the Option Units and even though the Holder has not given notice of exercise of the Option or the Warrants or conversion of the Preferred Shares; provided, however, that in the event of an underwritten offering, notice of exercise of the Option and Warrants and conversion of the Preferred Shares must be delivered prior to effectiveness of the registration statement, which notice may state that it is effective only upon the effectiveness of such registration statement.

             (c) The Company will, in connection with any registration pursuant to the provisions of Sections 10(a) or (b) hereof:

                (i) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective;

                (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                (iii) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                (v) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                (vi) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                (vii) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Preferred Stock by such Holders;

                (viii) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                (ix) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.


             The Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Reserved Shares, including completion of customary questionnaires.

             (d) With respect to any registration required pursuant to Sections 10(a) or (b) hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the cost of their own counsel. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

             (e) The Company will indemnify and hold harmless each Holder of Reserved Shares which are included in a registration statement pursuant to the provisions of Sections 10(a) or (b) hereof, its directors and officers, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

             (f) Each Holder of Reserved Shares included in a registration pursuant to the provisions of Sections 10(a) or (b) hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.


             (g) Promptly after receipt by an indemnified party pursuant to the provisions of Sections 10(e) or (f) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Sections 10(e) or (f), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions Sections 10(e) or (f) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          11. REDEMPTION PROVISION. The Warrants included in the Option Units shall not be subject to redemption until this Option has been exercised and the Warrants are outstanding, and thereafter shall be subject to redemption only as set forth in Appendix A.

          IN WITNESS WHEREOF, eB2B Commerce, Inc. has caused this Option to be executed this ___ day of April, 2001.
;
                                        EB2B COMMERCE, INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                                                        ANNEX A

                                  PURCHASE FORM

                                                        Dated

     The undersigned  hereby irrevocably elects to exercise the within Option to
the extent of purchasing          shares of Preferred Stock and _____ Warrants
and hereby makes payment of              in payment of the actual exercise price
thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK
Name

(Please typewrite or print in block letters)


Address


Signature


                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED,                      hereby sells, assigns and
transfers unto

Name


(Please typewrite or print in block letters)


Address

the right to purchase Preferred Stock and Warrants represented by this Option to the extent of _______ shares and ______ warrants as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date


Signature

APPENDIX A


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               eB2B COMMERCE, INC.

No. BFAW-1

     This is to Certify That, FOR VALUE RECEIVED, __________________, or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from eB2B Commerce, Inc., a New Jersey corporation ("Company"), _______________ (_______) fully paid, validly issued and nonassessable shares of common stock of the Company ("Common Stock") at a price equal to the Exercise Price, subject to adjustment as set forth herein. The Exercise Price is subject to reduction in the event the Company fails to timely file the registration statement required by Section 10 of the Unit Purchase Option of eB2B Commerce, Inc. (the "Unit Purchase Option") pursuant to which this Warrant was issued.


          (a) DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:


               (1) "Call Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants, which price shall be $0.05 per Warrant.

               (2) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 200,000,000 authorized shares of Common Stock.

               (3) "Exercise Date" shall mean, as to any Warrant, the date on which the Company shall have received both (a) the certificate representing such Warrant (the "Warrant Certificate"), with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) if payment is to be made in cash, cash or an official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price.

               (4) "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $.93 per share, subject to adjustment from time to time pursuant to the provisions of Section (f) hereof and subject further to the Company's right to reduce the Exercise Price upon notice to all Registered Holders.


               (5) "Initial  Warrant Exercise Date" shall mean the earlier of
(i) the date on which the Company shall have obtained the Shareholder
Approval, as defined in Section (l), (ii) the date the Shareholder Approval is no longer required, whether because the Common Stock is no longer listed on the Nasdaq Stock Market or otherwise, (iii) the Acceleration Date, as defined in Section (l), or (iv) the issuance date of the Warrant.

               (6) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Company pursuant to Section (d).

               (7) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on the fifth anniversary of the Initial Warrant Exercise Date or, with respect to Warrants which are outstanding as of the Optional or Mandatory Redemption Date (as defined in Sections (i) and (l), respectively), the applicable Redemption Date, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

               (8) "Warrant Shares" shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time.

          (b)      EXERCISE OF WARRANTS

               (1) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Exercise Price pursuant to such Warrants, issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder).

               (2) The Registered Holder may, at its option, exchange this Warrant on a cashless basis, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section
(b)(2), by surrendering the Warrant Certificate at the principal office of the Company or at the office of its stock transfer agent, accompanied by an irrevocable notice stating such Registered Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date of the notice of such intent to exchange (the "Notice of Exchange"). The Registered Holder may send a Notice of Exchange to the Company prior to the Initial Warrant Exercise Date. The Warrant Exchange shall take place on the later of (i) the date the Notice of Exchange is received by the Company or (ii) the Initial Warrant Exercise Date (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Registered Holder as soon as is reasonably practicable following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Registered Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section (f)(9) hereof, except that for purposes hereof, the date of exercise, as used in such Section (f)(9) hereof, shall mean the date of the Notice of Exchange.

          (c) RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

               (1) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

               (2) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

               (3) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

          (d) EXCHANGE, TRANSFER OR ASSIGNMENT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

          (e)  LOSS  OR   MUTILATION.   Upon  receipt  by  the  Company  of
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (2) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price on such record date or less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such record date and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the (x) number of shares outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.


               (3) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be
(x) the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock, less (y) the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be effective at the time any such distribution is made.

               (4) In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise of options granted to the Company's officers, directors, employees and consultants under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 5% of the Company's Common Stock outstanding, on a fully diluted basis, at the time of any issuance unless such excess issuances are approved by the independent (i.e., non-employee) members of the Company's Board of Directors), (iii) upon exercise of options, rights, warrants, convertible securities and convertible debentures outstanding as of the date hereof, issued in transactions describe in Subsection (2) above, or upon issuance of, subsequent exercise or conversion of or payment of in-kind interest or dividends on, any securities issued to investors or the placement agents and/or their designees in the Company's bridge financing through Commonwealth Associates L.P. and Gruntal & Co., LLC (the "Bridge Financing") or upon conversion or exercise of such securities, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) issued in a private placement where the Offering Price (as defined below) is at least 85% of the current market price, (vi) issued in a bona fide public offering pursuant to a firm commitment underwriting, or (vii) issued in connection with an acquisition of a business or technology which has been approved by the Company's Board of Directors but only if no adjustment is required pursuant to any other specific subsection of this Section (h) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the current market price or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection
(8) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               (5) In case the Company shall hereafter issue any securities convertible into or exercisable or exchangeable for its Common Stock
(excluding securities issued in transactions described in Subsections (2), (3) and (4)(i) through (vii) above) for a consideration per share of Common Stock (the "Exchange Price") initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in Subsection (8) below) less than the current market price or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration paid for such securities (or the aggregate exercise price if such convertible securities are options or warrants) would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion, exercise or exchange of such securities at the initial Exchange Price or (ii) in the event the Exchange Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (8) below) for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.


               (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above or (11) below, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

               (7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder;

               (8) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

                   (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;


                   (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                   (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (8)).

               (9) For the purpose of any computation  under Subsections (2),
(3), (4) and (5) above and Section (l) below, the current market price per share of Common Stock at any date shall be deemed to be the higher of (i) the average of the prices for 30 consecutive business days before such date, or (ii) the average of the prices for five consecutive business days immediately preceding such date determined as follows:

                   (A) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market;


                   (B) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the closing price for such business day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or (C) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

               (10) All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Notes and the Warrants);

               (11) No adjustment under Subsections (2), (3), (4) and (5) shall be required for issuances below the current market price if (A) the current market price is at least 200% of the Exercise Price then in effect and
(B) a registration statement covering the Warrant Shares is in effect and remains in effect for the 90 days after such issuance or Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") is available for resale of all of the Warrant Shares.

               (12) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (11), inclusive above.


               (13) In case of any reclassification or capital reorganization, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Warrant shall have the right thereafter upon conversion of this Warrant in accordance with the provisions of this Section (f), to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Warrant immediately prior to such reclassification, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.


          (g) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Holder shall have the registration rights with respect to the Warrant Shares set forth in the Unit Purchase Option.

          (h) FRACTIONAL WARRANTS AND FRACTIONAL SHARES. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section (f) hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined in accordance with Section (f)(9) hereof.

          (i) OPTIONAL REDEMPTION

               (1) At any time after the issuance date of the Warrants, on not less than 30 days' written notice (the "Optional Redemption Notice") to the Holders, the Warrants may be redeemed, at the option of the Company, at the Call Price, provided (i) the market price (determined in accordance with Section
(f)(9) hereof) shall exceed 300% of the then current Exercise Price for the 20 consecutive trading days ending on the fifth trading day prior to the date of the Optional Redemption Notice (the "Target Price"), (ii) the
Common Stock is traded on a national securities exchange or the Nasdaq SmallCap or National Market System, (iii) a registration statement covering the Warrant Shares filed under the Securities Act has been declared effective and remains effective for at least 90 days following the date fixed for redemption of the Warrants (the "Optional Redemption Date"), and (iv) no lock-up agreement with the Company or its underwriter or agent would prohibit the sale or transfer of the Warrant Shares.

               (2) If the conditions set forth in Section (i)(1) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail an Optional Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

               (3) The Optional Redemption Notice shall specify (i) the Call Price, (ii) the Optional Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Optional Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (4) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Optional Redemption Date. On and after the Optional Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Call Price.

               (5) From and after the Optional Redemption Date, the Company shall, at the place specified in the Optional Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Call Price of each such Warrant. From and after the Optional Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Call Price, shall cease.

          (j) WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

          (k) AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company and every other holder of a Warrant that:

               (1) The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and

               (2) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided for herein.

          (l) SHAREHOLDER APPROVAL.

               (1) If the Company shall fail to obtain shareholder approval described in Section 6(c) of the designation of rights, powers and preferences governing the Company's Series C Convertible Preferred Stock (the "Shareholder Approval") in accordance with rules of the Nasdaq Stock Market on or before September 30, 2001, then the Holders of not less than 50% of the outstanding Warrants may, by delivery of written notice to the Company, elect to take either or both of the following actions with respect to the Warrants:

               (2) Accelerate the Initial Warrant Exercise Date to October 1, 2001 or such later date (the "Acceleration Date") as shall be specified in the written notice to the Company; or

               (3) Cause the Company to redeem all of the Warrants at a redemption price per Warrant equal to the greater of (1) 200% of the Exercise Price or (2) the difference between the Exercise Price and the market price of the Common Stock on the earlier of September 30, 2001 or the date of the meeting at which Shareholder Approval was not obtained (the "Mandatory Redemption Price"). The Mandatory Redemption Price shall be payable, at the option of the Company, in cash or in Warrant Shares at the then current market price of the Company's Common Stock, provided that (i) a registration statement covering the Warrant Shares filed under the Securities Act has been declared effective and remains effective for at least 90 days following the date fixed for redemption of the Warrants (the "Mandatory Redemption Date") and (ii) no lock-up agreement with the Company or its underwriter or agent would prohibit the sale or transfer of the Warrant Shares

               (4) If the Company is required to redeem the Warrants pursuant to Section (1) above (the "Mandatory Redemption"), then the Company shall,

                    (A) within 10 days of the date the holder delivers written notice of the election to the Company (the "Election Date"), mail a written notice (the "Mandatory Redemption Notice") to each Registered Holder of the Warrants, first class, postage prepaid, at his last address as shall appear on the records by the Company. The Mandatory Redemption Notice shall specify (1) the Mandatory Redemption Date, which shall be 20 days after the Election Date,
(2) the Mandatory Redemption Price, (3) whether the Warrants will be redeemed in cash or for shares of Common Stock, (4) the place where Warrant Certificates shall be delivered and the redemption price paid, and (5) that the right to exercise any Warrants being redeemed shall terminate at 5:00 P.M. (New York time) on the business day preceding the Mandatory Redemption Date;

                     (B) from and after the Mandatory Redemption Date, at the place specified in the Mandatory Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum of cash or a number of shares of Common Stock equal to the Mandatory Redemption Price of each such Warrant. From and after the Mandatory Redemption Date and upon the deposit or setting aside by the Company of a sum of cash or of shares of Common Stock sufficient to redeem all the Warrants called for redemption, any Warrants called for redemption shall expire and become void and all rights hereunder and under the Warrant Certificates representing such Warrants, except the right to receive payment of the Mandatory Redemption Price upon the surrender of such Warrant Certificates, shall cease.

          Notwithstanding anything contained in Section (l)(2) to the contrary, if the shares of Common Stock of the Company are no longer listed for trading on the Nasdaq Stock Market or the Company has received a waiver from Nasdaq with respect to the Conversion Limitation (as defined in Section 7 of the notes issued in the Bridge Financing) and/or the Shareholder Approval, then the provisions of Subsections (l)(1)(A) and (B) shall no longer be applicable.

          (m) CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired.

          (n) MODIFICATION OF AGREEMENT. The parties hereto may by supplemental agreement make any changes or corrections in this Agreement
(i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Company, ComVest and the holders of at least a majority of the outstanding Warrants except that nothing shall prevent the Company and a Registered Holder from consenting to modifications to this Agreement which affect or are applicable to such Registered Holder only.

          (o) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, at 757 Third Avenue, Suite 302, New York, New York 10017, Attention: John J. Hughes, Jr., Esq.; and if to the Holder, c/o Commonwealth Associates, L.P., at 830 Third Avenue, New York, New York 10022, Attention: Joseph Wynne.

          (p) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (q) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company (and its respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

          (r) TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the close of business on the second day following the Warrant Expiration Date; or (ii) the date upon which all Warrants have been exercised.

          (s) COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        eB2B COMMERCE, INC.
                                        By: ___________________________________
                                            Alan Andreini
                                            Chief Executive Officer

Dated: April __, 2001

                                  PURCHASE FORM

Dated ____________________

                The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock.

                ______ Check if Cashless Exercise   (Section (b)(2) of Warrant)

                If not Cashless Exercise, the undersigned hereby makes payment
of $            in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ______________________________

(Please typewrite or print in block letters)

Address _____________________________

Signature ____________________________

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto

Name ______________________________


(Please typewrite or print in block letters)


Address _____________________________


the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date ____________________


Signature ______________________